Second Quarter 2020 Earnings Presentation August 6, 2020

Second Quarter 2020 Earnings Presentation

Forward-Looking Statements & Non-GAAP Measures

Forward-Looking Statements

This presentation, including information incorporated by reference, contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, are forward-looking. This Quarterly Report uses words such as "anticipate," "believe," "expect," "estimate," "forecast," "goal," "intend," "objective," "plan," "project," "seek," "strategy," "target," "will" and similar expressions to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions on an international, national, state and local level; weather conditions in SJI's marketing areas; changes in commodity costs; changes in the availability of natural gas; "non-routine" or "extraordinary" disruptions in SJI's distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; changes in business strategies; and public health crises and epidemics or pandemics, such as a novel coronavirus (COVID-19). These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading "Item 1A. Risk Factors" in this Quarterly Presentation, SJI's and SJG's Annual Report on Form 10-K for the year ended December 31, 2019 and in any other SEC filings made by SJI or SJG during 2019 and 2020 and prior to the filing of this earnings presentation. Also refer to the additional risk factor described below: Our business could be adversely affected by a public health crisis or the widespread outbreak of contagious disease, such as the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19), which has been declared a pandemic by the World Health Organization in March 2020. In recent weeks, the continued spread of COVID-19 across the world has led to disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital. Additionally, our reliance on third-party suppliers, contractors, service providers, and commodity markets exposes us to possibility of delay or interruption of our operations. For the duration of the outbreak of COVID-19, legislative and government action limits our ability to collect on overdue accounts, and prohibits us from shutting off services, which may cause a decrease in our cash flows or net income. We have been executing our business continuity plans since the outbreak of COVID-19 and are closely monitoring potential impacts due to COVID-19 pandemic responses at the state and federal level. As expected, we have incurred operating costs for emergency supplies, cleaning services, enabling technology and other specific needs during this crisis which have traditionally been recognized as prudent expenditures by our regulators. The impact to the collectability of our accounts receivable is an unknown at this time but such receivables have traditionally been included in rate recovery. Our infrastructure investment programs continue to move forward, and construction activity that was delayed in accordance with directives from the Governor of New Jersey have since continued; however, to the extent the pandemic worsens or a similar directive is put in place in the future for a long period of time, our capital projects could be significantly impacted. It is impossible to predict the effect of the continued spread of the coronavirus in the communities we service. Should the coronavirus continue to spread or not be contained, our business, financial condition and results of operations could be negatively impacted, including impairment of goodwill or access to capital markets, which in turn may have a negative effect on the market price of our common stock. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. SJI and SJG undertake no obligation to revise or update any forward-looking statements, whether as result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

Management uses the non-GAAP financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of financial performance. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; and (ii) less the impact of transactions, contractual arrangements or other events where management believes period to period comparisons of SJI's operations could be difficult or potentially confusing. With respect to part (ii) of the definition of Economic Earnings, several items are excluded from Economic Earnings for the three and six months ended June 30, 2020 and 2019, consisting of the impact of pricing disputes with third parties, costs to acquire ETG and ELK, costs to prepare to exit the TSA, costs incurred and gains recognized on sales of solar, MTF/ACB, and ELK, costs incurred to cease operations at three landfill gas-to-energy-production facilities, severance and other employee separation costs, and a one-time tax adjustment resulting from SJG's Stipulation of Settlement with the BPU. Economic Earnings is a significant financial measure used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, as well as the impact of contractual arrangements and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Management uses Economic Earnings to manage its business and to determine such items as incentive/compensation arrangements and allocation of resources. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction.

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Second Quarter 2020 Financial Results 3

Second Quarter 2020 Financial Results COVID-19 Update | Business Operations Continue To Function Effectively • Workforce. Through proper planning and the innovative use of technology, all 1,100 employees continue to work, either in the field or from home to assist in reducing the spread of the virus. • Operations. Operations and delivery of natural gas to our customers has not been materially impacted. To date, SJI has not experienced significant reductions in sales volumes across our businesses and is closely monitoring potential impacts due to COVID-19 pandemic responses at the state and Federal level. • Expenses. In July, the New Jersey Board of Public Utilities (NJBPU) unanimously approved an Order authorizing gas, electric and investor-owned water and wastewater utilities to establish a regulatory asset allowing the deferral of prudently incurred incremental COVID-19 related expenses. The Order also permits utilities to file future, separate proceedings for the recovery of such costs. For the six months ended June 30, 2020, SJG and ETG deferred incremental expenses (including uncollectible expense) of $9.7 million as a result of the Order. In addition, SJI incurred costs for emergency supplies, cleaning services, enabling technology and other specific needs of $1.4 million, with $0.8 million recorded as property, plant & equipment on our consolidated balance sheet. • Capital Expenditures. Our investment programs to replace and upgrade critical utility infrastructure continue to move forward. Construction activity that ceased in March in accordance with directives from the Governor of New Jersey resumed in June, and we remain on track to achieve our capital spending projections in 2020. • Regulatory Initiatives. The NJBPU continues to hold regular commission agenda meetings via internet teleconference. Our South Jersey Gas (SJG) base rate case filing, and our engineering and route proposal for an SJG supply redundancy project, remain on track for resolution later this year. • Liquidity. We have total borrowing facilities of $1.25 billion, with approximately $560 million available in revolving credit, uncommitted lines and cash as of July 30. We recently completed steps to strengthen liquidity, eliminate near-term debt maturities and ensure the ongoing funding of our 2020 capital program. With the successful execution of these transactions, we feel confident in our ability to manage through the impacts of COVID-19. 4

Second Quarter 2020 Financial Results Highlights FINANCIAL PERFORMANCE • GAAP earnings $(0.03) per diluted share compared to $(0.14) per diluted share in 2019 • Economic Earnings $(0.01) per diluted share compared to $(0.13) per diluted share in 2019 • Capital spending $235M YTD; 99% allocated to growth, safety and reliability for SJG/ETG customers REGULATORY INITIATIVES • ETG - $34M increase in base rates effective November 15, 2019 aided results • SJG - Base rate case progressing in line with expected timeline; Resolution expected Q4 2020 • SJG - Engineering/route proposal to advance critical non-pipeline supply solution pending before NJBPU CUSTOMER GROWTH • 12,000 new customers added last 12 months, reflecting 1.8% annualized growth rate; 70%+ converted from heating oil or propane INFRASTRUCTURE MODERNIZATION • SJG and ETG infrastructure modernization programs progressing; Next rate true-ups October 1 BUSINESS TRANSFORMATION • Completed sale of Elkton Gas to Chesapeake Utilities for approximately $15M on July 31 • Ceased operations at 3 of 4 landfills effective June 1 • Advanced integration of ETG, embedding best practices for people, processes and technology BALANCE SHEET • Completed $200M At-The-Market (ATM) program in June, resolving planned equity funding need for 2020 • Equity/Total Cap 34.7% compared with 29.6% at 12/31/19; Adjusted Equity/Total Cap 42.8% compared with 37.5% at 12/31/19 • ELK sale proceeds to be deployed for additional debt reduction 5

Second Quarter 2020 Financial Results Consolidated Earnings Three months ended June 30, 2020 Three months ended June 30, 2019 GAAP GAAP Economic Economic GAAP GAAP Economic Economic Earnings EPS Earnings EPS Earnings EPS Earnings EPS Utility $3.0 $0.03 $3.0 $0.03 ($1.9) ($0.02) ($1.9) ($0.02) Non-Utility $3.9 $0.04 $5.0 $0.05 ($1.3) ($0.01) ($2.3) ($0.02) Other ($9.5) ($0.10) ($8.8) ($0.09) ($10.0) ($0.11) ($8.0) ($0.09) Total - Continuing Operations ($2.6) ($0.03) ($0.9) ($0.01) ($13.3) ($0.14) ($12.2) ($0.13) Average Diluted Shares 93.7 93.7 92.4 92.4 Note: Earnings and average shares outstanding are in millions. Amounts and/or EPS may not add due to rounding 6

Second Quarter 2020 Financial Results Economic Earnings Bridge | Q2’19 to Q2’20 • UTILITY: SJG $1.7 million; ETG $3.1 million; ELK $0.1 million • NON-UTILITY: Energy Group $7.7 million; Energy Services $(0.3) million; Midstream $(0.1) million  • OTHER: Interest on Debt $(0.9) million 7

Six Months 2020 Financial Results 8

Six Months 2020 Financial Results Consolidated Earnings Six months ended June 30, 2020 Six months ended June 30, 2019 GAAP GAAP Economic Economic GAAP GAAP Economic Economic Earnings EPS Earnings EPS Earnings EPS Earnings EPS Utility $110.7 $1.19 $111.9 $1.20 $98.1 $1.07 $98.1 $1.07 Non-Utility $9.7 $0.10 $11.3 $0.12 ($3.0) ($0.03) $5.6 $0.06 Other ($21.9) ($0.23) ($17.3) ($0.19) ($22.7) ($0.25) ($16.5) ($0.18) Total - Continuing Operations $98.5 $1.06 $106.0 $1.14 $72.4 $0.79 $87.2 $0.95 Average Diluted Shares 93.2 93.2 92.0 92.0 Note: Earnings and average shares outstanding are in millions. Amounts and/or EPS may not add due to rounding 9

Six Months 2020 Financial Results Economic Earnings Bridge | YTD 2019 to YTD 2020 • UTILITY: SJG $4.7 million; ETG $9.0 million; ELK $0.1 million • NON-UTILITY: Energy Group $5.4 million; Energy Services $0.3 million; Midstream $0.0 million  • OTHER: Interest on Debt $(0.8) million 10

Six Months 2020 Financial Results Capital Expenditures 99% of Capital Expenditures Supporting Growth, Safety and Reliability for SJG and ETG Customers 1% YTD 2020 Capital Expenditures Description ($millions) 21% UTILITY $231 System Growth & Maintenance $114 Projects to enhance the safety and reliability of SJG/ETG systems Infrastructure Modernization $62 Replacement of aging pipeline for SJG (AIRP, SHARP) and ETG (IIP) 78% New Business $49 Addition of customers to SJG/ETG systems Redundancy Projects $6 Critical supply/system reliability investments for SJG/ETG customers NON-UTILITY $4 Midstream $1 Long-term contracted energy infrastructure projects (PennEast Pipeline) Safety & Reliability Energy Group $0 Investments supporting utilities, power generators and industrial customers New Business Energy Services $3 Investments supporting goals of New Jersey Energy Master Plan (EMP) Clean Energy Total Capital Expenditures $235 11

Six Months 2020 Financial Results Capital Sources and Uses $1,200 CASH, $10 DIVIDENDS, $27 ASSET SALES $104 $1,000 EQUITY ISSUANCE, NET $198 $800 DEBT REPAYMENT $846 $600 Millions DEBT ISSUANCE, NET $594 $400 $200 CASH FLOW FROM CASH FLOW FROM INVESTING OPERATIONS $239 $206 $0 CAPITAL SOURCES CAPITAL USES 12

Six Months 2020 Financial Results Total Capitalization Equity/Total Cap Has Improved Significantly in 2020, Driven By Utility Cash Flow, Asset Sales, Debt Refinancing and ATM 100% 75% 57% 65% 62% 70% 50% 25% 43% 35% 38% 30% 0% Dec 31, 2019 Jun 30, 2020 Dec 31, 2019 Jun 30, 2020 (GAAP) (GAAP) (NON-GAAP) (NON-GAAP) Equity Debt Note: NON-GAAP assumes conversion of $287.5M mandatory equity units in April 2021 and equity credit from rating agencies for long-duration debt 13

Clean Energy and Utility Decarbonization 14

Clean Energy and Utility Decarbonization New Jersey Energy Master Plan ▪ The New Jersey Energy Master Plan (EMP) is intended to set forth a strategic vision for the production, distribution, consumption, and conservation of energy in the State of New Jersey ▪ The EMP is updated and revised periodically -- allows for improvements to reflect changes with technology, energy, and environmental developments and demands ▪ The updated EMP outlines Murphy administration’s goal of 100% clean energy by 2050 ▪ The updated EMP varies dramatically from the prior EMP in 2015 which was heavily supportive of natural gas as an abundant, clean and affordable commodity meriting aggressive expansion to homes and businesses in the state 15

Clean Energy and Utility Decarbonization Historic Track Record of Support ▪ REDUCING ENERGY CONSUMPTION/EMISSIONS ✓ Replacement of aging infrastructure, improving safety and reliability for customers and reducing greenhouse gas emissions (GHG); On track for expected reduction of 500 tons of carbon emissions at current replacement rate ✓ SJG Conservation Incentive Program (CIP) severed the tie between volumes and margins, encouraging reductions in consumption ▪ DEPLOYMENT OF RENEWABLE ENERGY ✓ Sizable investments in solar, combined heat-and-power (CHP), and landfill-to- electric generation ▪ MAXIMIZING ENERGY EFFICIENCY ✓ Energy Efficiency program (EE) designed to reduce consumption ▪ MODERNIZING VIA TECHNOLOGY ✓ Developed enterprise level environmental policy and management system 16

Clean Energy and Utility Decarbonization Future Investment Opportunities ▪ REDUCING ENERGY CONSUMPTION/EMISSIONS ✓ Extension and/or acceleration of replacement of aging infrastructure, improving safety and reliability for customers and reducing greenhouse gas emissions (GHG) • ETG: 5-10 years of bare-steel and cast-iron pipe remaining • SJG: sizable inventory of vintage plastic and coated-steel • Significant replacement need of vintage transmission infrastructure ✓ ETG Conservation Incentive Program (CIP) to encourage reduction in consumption ▪ DEPLOYMENT OF RENEWABLE ENERGY ✓ Executing plan to invest in clean energy infrastructure; targeting solar at SJI corporate facilities, landfills, and other clean energy generation projects ▪ MAXIMIZING ENERGY EFFICIENCY ✓ Recent BPU Order requires Energy Efficiency proposals by September 2020; Incremental opportunities at SJG/ETG for increased investments and contemporaneous rate recovery at authorized ROE ▪ MODERNIZING VIA TECHNOLOGY ✓ Evaluating opportunities for Smart Meters, Renewable Natural Gas and other new technologies (Power to Gas; Hydrogen) 17

Clean Energy and Utility Decarbonization Update and Project Queue On Track for $100 Million Capital Spend in 2020, Supporting EMP and Regional Clean Energy Goals UPDATE ▪ Committed to investments that lower consumption and the carbon content of natural gas ▪ Actively pursuing renewable natural gas opportunities in our region ▪ Investigating potential future application of power-to-gas technology at our utilities ▪ Q2 2020 Actions: ✓ Advanced solar installations at SJI corporate facilities, with three facilities expected to be completed in 2020 and the remainder in 2021 ✓ Closed on three solar projects in New Jersey - $2.8 million total investment/1.1 MW of installed capacity • Projects qualify under NJ Transition Renewable Energy Certificates (TREC) program; Expected $0.7 million of ITC's in 2020 PROJECT QUEUE ▪ Continue to evaluate sizable queue of utility and non-utility investment opportunities expected to benefit financial results in 2020 and 2021 ▪ Opportunities may include solar, renewable natural gas (RNG), power-to-gas, smart meters and other clean energy generation projects ▪ Anticipate providing additional clarity on specific projects during the third quarter 2020 18

2020 Financial Outlook 19

2020 Financial Outlook Priorities FINANCIAL PERFORMANCE • Ongoing Economic Earnings guidance $1.50 to $1.60 per diluted share; ~75% from utility operations, excluding interest costs • Continue to monitor operations, market conditions and business development initiatives for future impacts to financial projections • Capital spending $600M+, with $500M+ for growth, safety and reliability for SJG/ETG customers REGULATORY INITIATIVES • Advance SJG rate case consistent with historic precedent • File updated energy efficiency programs for SJG/ETG in Q3 2020 • File for extension of SJG accelerated infrastructure replacement program in Q4 2020 CUSTOMER GROWTH • 10,000+ new customers, reflecting 1.5% annualized growth rate; 70%+ conversions from oil and propane INFRASTRUCTURE MODERNIZATION • Execute infrastructure modernization programs for SJG/ETG, with rate true-ups on October 1 SUPPLY/SYSTEM REDUNDANCY • Advance critical non-pipeline supply solution for SJG • Complete review of critical reliability solutions for ETG CLEAN ENERGY INVESTMENTS • Execute targeted clean energy investments to align with EMP and regional goals • Evaluate additional opportunities in support of NJ economic recovery from pandemic 20

2020 Financial Outlook

Ongoing Earnings Guidance | $1.50-$1.60 Per Diluted Share

Utility operations ~75% of earnings, excluding interest costs

- ~$500 million capital spending on growth, safety and reliability for SJG/ETG customers
- 10,000+ new gas utility customers, reflecting 1.5% customer growth, driven by accelerated pace at ETG
- Lower operating costs, driven by business transformation activities
- Infrastructure modernization at SJG/ETG under existing programs
- Execution of regulatory initiatives, including recovery of utility investment

Non-Utility operations ~25% of earnings, excluding interest costs

- Energy Services: $100+ million in clean energy investment in support of EMP, and landfill exit
- Energy Group: Fuel management contracts, reshaped wholesale portfolio and contract expiration
- Midstream: AFUDC associated with PennEast Pipeline project

Balance sheet strengthening, driven by asset sales and refinancing activities

CONSOLIDATED	2020E ECONOMIC EARNINGS ($millions, except EPS)
UTILITY	$130 - $140
NON-UTILITY	$45 - $55
OTHER	($35) - ($45)
Total	$140 - $150
Diluted EPS *	$1.50 - $1.60

Capital Expenditures	$625 - $655

* Changes in events or other circumstances that the Company cannot currently anticipate could materially impact earnings and could result in earnings for 2020 significantly above or below this outlook

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2020 Financial Outlook Economic Earnings Bridge | 2019 to 2020 Midpoint Guidance • UTILITY: ETG rate relief; 10,000+ new customers; infrastructure modernization investment; business transformation benefits and execution of SJG regulatory initiatives • NON-UTILITY: • Energy Group $10-15M driven by fuel management, reshaped wholesale portfolio and expiration of legacy contracts • Energy Services $20-$25M driven by solar investment in support of NJ Energy Master Plan (EMP) and legacy energy production activities • Midstream $1M driven by AFUDC for PennEast Pipeline project • OTHER: Interest on debt, net of debt repayments and refinancing 22

2020 Financial Outlook Liquidity Solid Liquidity to Manage Through Impacts of COVID-19 AVAILABLE LIQUIDITY AS OF JULY 30, 2020 $1,400 $7 $1,200 $350 $1,000 $800 $7 Millions $600 $900 $400 $554 $200 $0 CAPACITY AVAILABILITY REVOLVING CREDIT FACILITIES TERM LOANS CASH/OTHER 23

2020 Financial Outlook Debt Maturities No Significant Debt Maturities from 2022 through 2026, Reflecting Proactive Refinancing Effort in 2020 $600 * $500 $400 $300 MILLIONS $200 $100 $0 SJI SJG ETG * Includes SJI mandatory convertible equity units due April 2021 ($287.5 million) 24

2020 Financial Outlook Regulatory Initiatives Company Filing Type Objective Filing/Submitted Date Expected Outcome Date Engineering/Route Approval For South Jersey Gas Supply Redundancy Filed December 2019 Q3 2020 LNG Redundancy Project South Jersey Gas Base Rate Case System Reliability and Growth Filed March 2020 Q4 2020 South Jersey Gas / Annual Recovery of Safety/Modernization/Decarbonization Q3 2020 Q4 2020 Elizabethtown Gas Infrastructure Programs South Jersey Gas / Energy Efficiency Programs Reduced Consumption/Decarbonization Q3 2020 Q2 2021 Elizabethtown Gas Extension of Infrastructure South Jersey Gas Safety/Modernization/Decarbonization Q4 2020 Q2 2021 Replacement Program South Jersey Gas (SJG) Authorized Requested New Rates Requested Jan 27, 2017 Mar 13, 2020 Rate Relief $39.5M $75.3M Rate Base $1.6B $2.2B Overall Rate of Return (ROR) 6.8% 7.3% Return on Equity (ROE) 9.6% 10.4% Equity Capital Structure 52.5% 54.2% Test Year Ending Aug 31, 2017 Jun 30, 2020 New Rates Effective Nov 1, 2017 Estimated Q4 2020 25

2020 Financial Outlook Capital Expenditures More Than 80% of Capital Expenditures Support Growth, Safety and Reliability for SJG and ETG Customers FY 2020 Capital Expenditures Description ($millions) 19% UTILITY $480 - $500 System Growth & Maintenance $210 - $215 Projects to enhance the safety and reliability of SJG/ETG systems 14% Infrastructure Modernization $165 - $170 Replacement of aging pipeline for SJG (AIRP, SHARP) and ETG (IIP) 67% New Business $85 - $90 Addition of customers to SJG/ETG systems Redundancy Projects $20 - $25 Critical supply/system reliability investments for SJG/ETG customers NON-UTILITY $145 - $155 Midstream $25 - $30 Long-term contracted energy infrastructure projects (PennEast Pipeline) Safety & Reliability Energy Group $10 - $10 Investments supporting utilities, power generators and industrial customers New Business Energy Services $110 -$115 Investments supporting goals of New Jersey Energy Master Plan (EMP) Clean Energy Total Capital Expenditures $625 - $655 26

2020 Financial Outlook Capital Sources and Uses $0.8 ASSET SALES DIVIDENDS $0.7 $0.1 $0.1 $0.6 EQUITY ISSUANCE (ATM) $0.2 $0.5 $0.4 DEBT ISSUANCE, NET Billions $0.2 CASH FLOW FROM INVESTING $0.3 $0.7 $0.2 CASH FLOW FROM OPERATIONS $0.1 $0.3 $0.0 CAPITAL SOURCES CAPITAL USES 27

Appendix 28

Appendix Organizational Structure Utility Non-Utility SJI Utilities SJI Midstream South Jersey Energy Solutions South Jersey Elizabethtown Energy Energy Midstream Gas Gas Group Services • PennEast Pipeline • Wholesale Operations • Energy Production (20% Interest) • Fuel Management • Account Services • Commodity Marketing 29

Appendix

2020 Financial Results | Segment Detail

Second Quarter Ended June 30

GAAP Earnings	Millions 2020	Millions 2019	Millions +/-	Per Diluted Share 2020	Per Diluted Share 2019	Per Diluted Share +/-
UTILITY	**$3.0**	**($1.9)**	**$4.9**	**$0.03**	**($0.02)**	**$0.05**
SOUTH JERSEY GAS (SJG)	$3.7	$2.0	$1.7	$0.04	$0.02	$0.02
ELIZABETHTOWN GAS (ETG)	($0.8)	($3.9)	$3.1	($0.01)	($0.04)	$0.03
ELKTON GAS (ELK)	$0.2	$0.0	$0.2	$0.00	$0.00	$0.00
NON-UTILITY	**$3.9**	**($1.3)**	**$5.2**	**$0.04**	**($0.01)**	**$0.06**
MIDSTREAM	$0.9	$1.0	($0.1)	$0.01	$0.01	($0.00)
ENERGY GROUP	$4.7	($2.9)	$7.6	$0.05	($0.03)	$0.08
Fuel Supply Management	*$2.6*	*$2.0*	*$0.6*	*$0.03*	*$0.02*	*$0.01*
Wholesale Marketing/Other	*$2.1*	*($4.9)*	*$7.0*	*$0.02*	*($0.05)*	*$0.08*
ENERGY SERVICES	($1.7)	$0.5	($2.2)	($0.02)	$0.01	($0.02)
Energy Production	*($2.3)*	*$0.0*	*($2.3)*	*($0.02)*	*$0.00*	*($0.03)*
Account Services	*$0.6*	*$0.5*	*$0.1*	*$0.01*	*$0.01*	*$0.00*
OTHER	**($9.5)**	**($10.0)**	**$0.5**	**($0.10)**	**($0.11)**	**$0.01**
TOTAL - CONTINUING OPS	**($2.6)**	**($13.3)**	**$10.7**	**($0.03)**	**($0.14)**	**$0.12**

Year-to-Date Period Ended June 30

GAAP Earnings	Millions 2020	Millions 2019	Millions +/-	Per Diluted Share 2020	Per Diluted Share 2019	Per Diluted Share +/-
UTILITY	**$110.7**	**$98.1**	**$12.6**	**$1.19**	**$1.07**	**$0.12**
SOUTH JERSEY GAS (SJG)	$74.2	$70.7	$3.5	$0.80	$0.77	$0.03
ELIZABETHTOWN GAS (ETG)	$35.9	$27.0	$9.0	$0.39	$0.29	$0.09
ELKTON GAS (ELK)	$0.6	$0.4	$0.1	$0.01	$0.00	$0.00
NON-UTILITY	**$9.7**	**($3.0)**	**$12.7**	**$0.10**	**($0.03)**	**$0.14**
MIDSTREAM	$2.1	$2.0	$0.0	$0.02	$0.02	$0.00
ENERGY GROUP	$9.8	($4.8)	$14.6	$0.10	($0.05)	$0.16
Fuel Supply Management	*$5.8*	*$4.8*	$1.0	*$0.06*	*$0.05*	*$0.01*
Wholesale Marketing/Other	*$3.9*	*($9.6)*	$13.5	*$0.04*	*($0.10)*	*$0.15*
ENERGY SERVICES	($2.1)	($0.2)	($1.9)	($0.02)	($0.00)	($0.02)
Energy Production	*($3.4)*	*($1.4)*	*($2.0)*	*($0.04)*	*($0.01)*	*($0.02)*
Account Services	*$1.3*	*$1.2*	*$0.1*	*$0.01*	*$0.01*	*$0.00*
OTHER	**($21.9)**	**($22.7)**	**$0.8**	**($0.23)**	**($0.25)**	**$0.01**
TOTAL - CONTINUING OPS	**$98.5**	**$72.4**	**$26.1**	**$1.06**	**$0.79**	**$0.27**

Second Quarter Ended June 30

Economic Earnings	Millions 2020	Millions 2019	Millions +/-	Per Diluted Share 2020	Per Diluted Share 2019	Per Diluted Share +/-
UTILITY	**$3.0**	**($1.9)**	**$4.9**	**$0.03**	**($0.02)**	**$0.05**
SOUTH JERSEY GAS (SJG)	$3.7	$2.0	$1.7	$0.04	$0.02	$0.02
ELIZABETHTOWN GAS (ETG)	($0.8)	($3.9)	$3.1	($0.01)	($0.04)	$0.03
ELKTON GAS (ELK)	$0.2	$0.0	$0.2	$0.00	$0.00	$0.00
NON-UTILITY	**$5.0**	**($2.3)**	**$7.2**	**$0.05**	**($0.02)**	**$0.08**
MIDSTREAM	$0.9	$1.0	($0.1)	$0.01	$0.01	($0.00)
ENERGY GROUP	$5.7	($2.0)	$7.7	$0.06	($0.02)	$0.08
Fuel Supply Management	*$2.6*	*$2.0*	*$0.6*	*$0.03*	*$0.02*	*$0.01*
Wholesale Marketing/Other	*$3.1*	*($4.0)*	*$7.1*	*$0.03*	*($0.04)*	*$0.08*
ENERGY SERVICES	($1.6)	($1.3)	($0.3)	($0.02)	($0.01)	($0.00)
Energy Production	*($2.2)*	*($1.8)*	*($0.4)*	*($0.02)*	*($0.02)*	*($0.00)*
Account Services	*$0.6*	*$0.5*	*$0.1*	*$0.01*	*$0.01*	*$0.00*
OTHER	**($8.8)**	**($8.0)**	**($0.9)**	**($0.09)**	**($0.09)**	**($0.0)**
TOTAL - CONTINUING OPS	**($0.9)**	**($12.2)**	**$11.3**	**($0.01)**	**($0.13)**	**$0.12**

Year-to-Date Period Ended June 30

Economic Earnings	Millions 2020	Millions 2019	Millions +/-	Per Diluted Share 2020	Per Diluted Share 2019	Per Diluted Share +/-
UTILITY	**$111.9**	**$98.1**	**$13.8**	**$1.20**	**$1.07**	**$0.13**
SOUTH JERSEY GAS (SJG)	$75.4	$70.7	$4.7	$0.81	$0.77	$0.04
ELIZABETHTOWN GAS (ETG)	$35.9	$27.0	$9.0	$0.39	$0.29	$0.09
ELKTON GAS (ELK)	$0.6	$0.4	$0.1	$0.01	$0.00	$0.00
NON-UTILITY	**$11.3**	**$5.6**	**$5.7**	**$0.12**	**$0.06**	**$0.06**
MIDSTREAM	$2.1	$2.0	$0.0	$0.02	$0.02	$0.00
ENERGY GROUP	$10.9	$5.5	$5.4	$0.12	$0.06	$0.06
Fuel Supply Management	*$5.8*	*$4.8*	$1.0	*$0.06*	*$0.05*	*$0.01*
Wholesale Marketing/Other	*$5.1*	*$0.8*	$4.3	*$0.05*	*$0.01*	*$0.05*
ENERGY SERVICES	($1.6)	($2.0)	$0.3	($0.02)	($0.02)	$0.00
Energy Production	*($2.9)*	*($3.1)*	*$0.2*	*($0.03)*	*($0.03)*	*$0.00*
Account Services	*$1.3*	*$1.2*	*$0.1*	*$0.01*	*$0.01*	*$0.00*
OTHER	**($17.3)**	**($16.5)**	**($0.8)**	**($0.19)**	**($0.18)**	**($0.01)**
TOTAL - CONTINUING OPS	**$106.0**	**$87.2**	**$18.8**	**$1.14**	**$0.95**	**$0.19**

Note: Amounts and/or EPS may not add due to rounding

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Appendix Utility Earnings Bridge | Q2’19 to Q2’20 • MARGIN: Customer growth, infrastructure modernization investment, and ETG rate relief • OTHER INCOME: Investment performance from pension/other postretirement benefit plans, and higher AFUDC • OPERATION EXPENSES: O&M, bad debt, business transformation, regulatory riders, and energy and other taxes • DEPRECIATION: Utility investment in property, plant and equipment • NET INTEREST: Variance in debt balances • INCOME TAX: Effective income tax rate * We define utility margin, a non-GAAP measure, as natural gas revenues less natural gas costs, regulatory rider expenses and volumetric and revenue-based energy taxes. 31

Appendix Non-Utility Earnings Bridge | Q2’19 to Q2’20 • WHOLESALE/MARKETING: $2.9 million after-tax supplier refund along with improved optimization opportunities • WHOLESALE/FUEL MANAGEMENT: Contracts that became operational over last twelve months • ACCOUNT SERVICES: 50% equity interest in meter reading JV • MIDSTREAM: AFUDC for PennEast Pipeline project • ENERGY PRODUCTION: Sale of non-core assets, performance of legacy assets and lower expenses 32

Appendix Utility Earnings Bridge | YTD’19 to YTD’20 • MARGIN: Customer growth, infrastructure modernization investment, and ETG rate relief • OTHER INCOME: Investment performance from pension/other postretirement benefit plans, and higher AFUDC • DEPRECIATION: Utility investment in property, plant and equipment • INCOME TAX: Effective income tax rate • OPERATION EXPENSES: O&M, bad debt, business transformation, regulatory riders, and energy and other taxes • NET INTEREST: Variance in debt balances * We define utility margin, a non-GAAP measure, as natural gas revenues less natural gas costs, regulatory rider expenses and volumetric and revenue-based energy taxes. 33

Appendix Non-Utility Earnings Bridge | YTD’19 to YTD’20 • WHOLESALE/MARKETING: $2.9 million after-tax supplier refund and improved optimization opportunities • WHOLESALE/FUEL MANAGEMENT: Contracts that became operational over last twelve months • ENERGY PRODUCTION: Sale of non-core assets, performance of legacy assets and lower expenses • ACCOUNT SERVICES: 50% equity interest in meter reading JV • MIDSTREAM: AFUDC for PennEast Pipeline project 34

Appendix Ongoing Commitment to Environmental, Social and Governance Priorities Environmental Social Governance ✓ Collaborate with DEP and our state ✓ Safety is the organization’s non-negotiable top ✓ 30% of SJI’s board members are female regulators to support effective priority ✓ 90% of board members are considered environmental, health and safety standards ✓ Commitment to supplier diversity independent and regulations ✓ 51% workforce diversity across 1,100+ ✓ 80% of board members have tenure of ✓ Infrastructure built and monitored efficiency employees 10 years or less to minimize leaks ✓ Focused attention on Diversity, Equity, and ✓ Mandatory retirement age at 75 ✓ Capital investment in remediation efforts and Inclusion efforts and programs ✓ Annual independent third-party infrastructure ✓ Investment in the Customer Experience effectiveness evaluation ✓ 200+ CNG vehicles across our fleet ✓ Significant contributions to support ✓ Annual independent board ✓ Anticipate over 500 tons of carbon emissions community and local non-profit organizations compensation evaluation will be reduced at the current pipe ✓ Health and financial wellness programs to ✓ In the past three years 2 Directors replacement rate support employee engagement have retired and 2 Directors have been added ✓ Corporate giving and employee giving and volunteerism programs 35

Appendix

PennEast

Description

- 20% equity owner in 1.1 Bcf/d, 120-mile interstate pipeline from Marcellus region of PA into NJ
- Access to low cost supply; benefits customers and local economies
- $200M+ expected investment with FERC level returns projected ($86.9M invested as of June 30, 2020)
- 100% subscribed; 80%+ capacity under 15-year agreements

Recent Actions

- In January, the FERC granted, in part, PennEast's petition for a Declaratory Order requesting the Commission's interpretation of the Natural Gas Act, in light of the Third Circuit's decision that PennEast was barred from bringing an eminent domain lawsuit in federal court against NJ or its agencies
- In January, PennEast filed with the FERC a request for an amendment of the certificate to allow the Project to proceed on a phased basis:
  - Phase One would consist of 68-miles of 36-inch pipe, constructed entirely within Pennsylvania and ready to deliver natural gas by November 2021
  - Phase Two portion would include the remaining route in Pennsylvania and New Jersey, with a targeted completion of 2023
- In February, PennEast filed a Petition for Certiorari with the Supreme Court of the United States (SCOTUS) to review the Third Circuit's decision
- In June, SCOTUS requested the views of the U.S. Solicitor General regarding the issues presented in the petition.

Status

- ***The PennEast member companies remain fully committed to the project and the affordable, reliable service it will bring to the region, including nine million Garden State residents***



Phase 1
Phase 2
NEW YORK
NEW JERSEY
PENNSYLVANIA
PENNEAST PIPELINE PROJECT
USGS PROJECT OVERVIEW
PENNSYLVANIA & NEW JERSEY
PennEast
AECOM
DRAWN BY: CDW
CHECKED BY: NB
APPROVED BY: SB
REV. DATE: 1/24/2020
REVISION:
DESC:
PAGE: INDEX

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